U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): October 2, 2003


                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE                            0-21743                   36-3680347
---------------------------------------------------------------------------
(State or Other             (Commission File Number)        (IRS Employer
Jurisdiction                                             Identification No.)
Incorporation)



         2201 SECOND STREET, SUITE 402, FORT MYERS, FLORIDA            33901
-----------------------------------------------------------------------------
                  (Address of Principal Executive Offices)          (Zip Code)

                                (239) - 337-3434
              ----------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

ITEM 5.   OTHER EVENTS.
-------   -------------

On March 13, 2003, NeoMedia Technologies, Inc. ("the Company") announced that that it had reached an agreement in principal to acquire and merge with Loch Energy, Inc. ("Loch"), an oil and gas provider based in Humble, Texas.

On October 1, 2003, the Company discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the acquisition. On October 2, 2003, the Board of Directors of the Company voted to cancel the Memorandum of Terms signed on March 13, 2003, and terminate the acquisition and merger proceedings.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NeoMedia Technologies, Inc.
                             ---------------------------
                                    (Registrant)

Date: October 2, 2003               By:/s/ Charles T. Jensen
      ---------------                  ----------------------
                                       Charles T. Jensen, President, Chief
                                       Operating Officer, Acting Chief Executive
                                       Officer and Director


ITEM 7.   EXHIBITS.
-------   ---------

Sequential                 Exhibit
Page Number                Document
-----------                --------

       5                     03.1           Press release dated October 3, 2003


                                       2